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                                                                 Exhibit 10.5(a)

                        CELL THERAPEUTICS, INCORPORATED

                          BIANCO EMPLOYMENT AGREEMENT


     This Agreement is entered into as of [Date], (the "Effective Date") by and between Cell Therapeutics, Incorporated (the "Company"), and James A. Bianco (the "Executive").

     1.   Duties and Scope of Employment.
          ------------------------------

          (a)  Positions and Duties.  As of the Effective Date, Executive will
               --------------------
serve as President and Chief Executive Officer of the Company. Executive will render such business and professional services in the performance of his duties, consistent with Executive's position within the Company, as shall reasonably be assigned to him by the Company's Board of Directors (the "Board"). The period of Executive's employment shall be from the Effective Date through December 31, 2002 and is referred to herein as the "Employment Term."

          (b)  Obligations.  During the Employment Term, Executive will perform
               -----------
his duties faithfully and to the best of his ability and will devote his full business efforts and time to the Company. For the duration of the Employment Term, Executive agrees not to actively engage in any other employment, occupation or consulting activity for any direct or indirect remuneration without the prior written approval of the Board.

     2.   At-Will Employment.  The parties agree that the Executive's employment
          ------------------
with the Company will be "at-will" employment and may be terminated at any time with or without cause or notice. Executive understands and agrees that neither his job performance nor promotions, commendations, bonuses or the like from the Company give rise to or in any way serve as the basis for modification, amendment, or extension, by implication or otherwise, of his employment with the Company. This Section is subject to the severance benefits described in Section 7 of this Agreement.

     3.   Compensation.
          ------------

          (a)  Base Salary.  During the Employment Term, the Company will pay
               -----------
Executive as compensation for his services a base salary at the annualized rate of Four Hundred Thirty-Three Thousand Dollars ($ 433,000) (the "Base Salary"). The Base Salary will be paid periodically in accordance with the Company's normal payroll practices and be subject to the usual, required withholding.

          (b)  Discretionary Bonus.  Subject to Executive accomplishing such
               -------------------
performance objectives as Executive and the Company's compensation committee (the "Compensation Committee") shall mutually agree upon, Executive will receive that amount of bonus that the Compensation Committee, in its sole discretion, determines is appropriate. Although the contemplated range of Executive's bonus is targeted to be between 25%-100% of Executive's base

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salary, the Compensation Committee retains discretion to award any amount of bonus or no bonus whatsoever; provided that such discretion is exercised in good faith.

          (c)  Stock Option. Executive has been granted stock options to
               ------------
purchase shares of the Company's Common Stock (the "Option"). Subject to the accelerated vesting provisions set forth herein, the Option will be subject to the terms, definitions and provisions of the Company's Equity Incentive Plan (the "Option Plan") and the stock option agreements by and between Executive and the Company (the "Option Agreements"), all of which documents are incorporated herein by reference.

          (d)  Restricted Shares.  Executive has been granted 35,000 restricted
               -----------------
shares in the Company ("Restricted Shares").

     4.   Executive Benefits.
          ------------------

          (a)  Health Benefits.  During the Employment Term, Executive will be
               ---------------
entitled to participate in the employee benefit plans currently and hereafter maintained by the Company of general applicability to other senior executives of the Company, including, without limitation, the Company's group medical, dental, vision, and flexible-spending account plans. To the extent the Company cancels or changes the benefit plans and programs it offers to all other senior executives, the Company reserves the right to cancel or change the benefit plans and programs it offers to Executive on an equivalent basis.

         (b)  Life/Disability Insurance.  The Company shall provide universal
              -------------------------
(or other non-term) life insurance for the benefit of Executive and his beneficiaries in an amount not less than Five Million Dollars ($5,000,000). Furthermore, the Company shall provide, at Executive's expense, disability insurance for the benefit of Executive. Executive's Base Salary shall be increased by the amount of the annual premium for such disability coverage and the Company's records shall reflect that the premiums for the disability policy have been paid by the Executive. The above benefits are subject to availability at reasonable cost and any limitations resulting from Executive's physical condition. The policy shall accrue to the benefit of Executive and Executive shall be entitled to the full ownership and benefit of the life insurance policy, even after termination of his employment for any reason.

          (c)  Health Club Membership.  The Company shall reimburse the
               ----------------------
Executive the expense of maintaining his health club membership.

     5.  Vacation.  Executive shall be entitled to paid vacation of four (4)
         --------
weeks per year in accordance with the Company's vacation policy, with the timing and duration of specific vacations mutually and reasonably agreed to by the parties hereto. Any accrued but unused vacation time shall be paid in a cash lump sum payment promptly upon Employee's termination of employment, regardless of the reason for such termination, or at such earlier time as required by Company vacation policy to avoid forfeiture of such vacation time.

     6.   Expenses.  The Company will reimburse Executive for reasonable travel,
          --------
entertainment or other expenses incurred by Executive in the furtherance of or in connection with the performance

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of Executive's duties hereunder, in accordance with the Company's expense reimbursement policy as in effect from time to time.

     7.   Severance.
          ---------

          (a)  Involuntary Termination.  If Executive's employment with the
               -----------------------
Company terminates other than voluntarily or for "Cause" (as defined herein), Executive shall be entitled to receive: (1) continuing payments of severance pay (less applicable withholding taxes) at a rate equal to his Base Salary rate, as then in effect, for a period of eighteen (18) months from the date of such termination, to be paid periodically in accordance with the Company's normal payroll policies; (ii) any unvested portion of the Option shall immediately vest and become exercisable; (iii) the Restricted Shares shall become immediately vested; (iv) all equity in the life insurance policy referenced in section 4(b) shall be paid; and (v) all accrued but unused vacation shall be paid.

          (b) Voluntary Termination for Good Reason. If Executive terminates his employment voluntarily for good reason, then Executive shall be entitled to receive: (i) continuing payments of severance pay (less applicable withholding taxes) at a rate equal to his Base Salary Rate, as then in effect, for a period of twelve (12) months, from the date of such termination, in accordance with the Company's established policies as then in effect; (ii) any unvested portion of the Option shall immediately vest and become exercisable; (iii) the Restricted Shares shall become immediately vested; (iv) all equity in the life insurance policy referenced in Section 4(b) shall be paid; and (v) all accrued but unused vacation shall also be paid. Employee shall be entitled to resign for good reason, as that term is used in this Section, for the following reasons: a change of control as defined in Section 11(b); a material change in Executive's terms and conditions of employment; any material reduction of Executive's duties and/or responsibilities; any material reduction in Executive's benefits; or a change in location of the Company in excess of 50 miles.

     8.  Spousal Travel.  The Company shall pay for Executive's spouse to travel
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with him, both domestically and internationally, for any trips where Executive will be away from home for four or more consecutive days provided that Executive
                                                         -------------
receives prior approval for such spousal travel from the Chairman of the Board of Directors. This includes all necessary travel and accommodations. Notwithstanding, the total annual cost of such spousal travel is not to exceed Twenty-Five Thousand Dollars ($25,000).

     9.   Change of Control Benefits.  In the event of a "Change of Control" (as
          --------------------------
defined below) that occurs prior to the Executive's termination of employment, the Option will have its vesting accelerated so as to become 100% vested. Thereafter, the Option will continue to be subject to the terms, definitions and provisions of the Option Plan and Option Agreements. The Restricted Shares shall also become fully vested in the event of a Change of Control.

     10.  Gross-Up. In the event that any compensation and other benefits
          --------
provided for in this Agreement or amounts otherwise payable to the Executive constitute "parachute payments" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code") and will be subject to the excise tax imposed by Section 4999 of the Code, then the Executive shall receive (i) a payment from the Company sufficient to pay such excise tax, and
(ii) an additional payment from the Company sufficient to pay the excise tax and federal and state income taxes

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arising from the payments made by the Company to Executive pursuant to this sentence. Any determination required under this Section shall be made in writing by the Company's independent public accountants (the "Accountants"), whose determination shall be conclusive and binding upon the Employee and the Company for all purposes. In the event that the excise tax incurred by Executive is determined by the Internal Revenue Service to be greater or lesser than the amount so determined by the Accountants, the Company and Executive agree to promptly make such additional payment, including interest and any tax penalties, to the other party as the Accountants reasonably determine is appropriate to ensure that the net economic effect to Executive under this Section, on an after-tax basis, is as if the Code Section 4999 excise tax did not apply to Executive. For purposes of making the calculations required by this Section, the Accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on interpretations of the Code for which there is a "substantial authority" tax reporting position. The Company and the Executive shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make a determination under this Section. The Company shall bear all costs the Accountants may reasonably incur in connection with any calculations contemplated by this Section.

     11.  Definitions.
          -----------

          (a)  Cause.  For purposes of this Agreement, "Cause" is defined as (i)
               -----
an act of material dishonesty made by Executive in connection with Executive's responsibilities as an employee, (ii) Executive's conviction of, or plea of nolo
                                                                            ----
contendere to, a felony, (iii) Executive's gross misconduct, or (iv)
----------
Executive's continued substantial violations of his employment duties after Executive has received a written demand for performance from the Company which specifically sets forth the factual basis for the Company's belief that Executive has not substantially performed his duties and provides Executive five
(5) business days to cure any such violation(s).

          (b)  Change of Control.  For purposes of this Agreement, "Change of
               -----------------
Control" of the Company is defined as: (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company's then outstanding voting securities; or (ii) a change in the composition of the Board occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. "Incumbent Directors" will mean directors who either (A) are directors of the Company as of the date hereof, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but will not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company); or (iii) the date of the consummation of a merger or consolidation of the Company with any other corporation that has been approved by the stockholders of the Company, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company; or (iv) the date of the

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consummation of the sale or disposition by the Company of all or substantially all the Company's assets.

     12.  Confidential Information.  Executive agrees to enter into the
          ------------------------
Company's standard Confidential Information and Invention Assignment Agreement (the "Confidential Information Agreement") upon commencing employment hereunder.

     13.  Conditional Nature of Severance Payments.
          ----------------------------------------

          (a)  Noncompete.  Executive acknowledges that the nature of the
               ----------
Company's business is such that if Executive were to become employed by, or substantially involved in, the business of a competitor of the Company during the severance payment period following the termination of Executive's employment with the Company, it would be very difficult for the Executive not to rely on or use the Company's trade secrets and confidential information. Thus, to avoid the inevitable disclosure of the Company's trade secrets and confidential information, Executive agrees and acknowledges that Executive's right to receive the severance payments set forth in Section 7 (to the extent Executive is otherwise entitled to such payments) shall be conditioned upon the Executive not directly or indirectly engaging in (whether as an employee, consultant, agent, proprietor, principal, partner, stockholder, corporate officer, director or otherwise), nor having any ownership interest in or participating in the financing, operation, management or control of, any person, firm, corporation or business that competes with Company. Upon any breach of this section, all severance payments pursuant to this Agreement shall immediately cease. For purposes of this Agreement, Competition with the Company is defined as any business that develops and/or markets: (i) inhibitors of phospholipids with applications for cancer prevention or treatment; (ii) use of polymers (PG or PA) as novel cancer drug delivery technology; or (iii) products utilizing arsenic trioxide as an anti-cancer agent.

          (b)  Non-Solicitation.  Executive agrees and acknowledges that
               ----------------
Executive's right to receive the severance payments set forth in Section 7 (to the extent Executive is otherwise entitled to such payments) shall be conditioned upon Executive not either directly or indirectly soliciting, inducing, attempting to hire, recruiting, encouraging, taking away, hiring any employee of the Company or causing an employee to leave his or her employment either for Executive or for any other entity or person.

          (c)  Understanding of Covenants.  The Executive represents that he (i)
               --------------------------
is familiar with the foregoing covenants not to compete and not to solicit, and
(ii) is fully aware of his obligations hereunder, including, without limitation, the reasonableness of the length of time, scope and geographic coverage of these covenants.

     14.  Assignment.  This Agreement will be binding upon and inure to the
          ----------
benefit of (a) the heirs, executors and legal representatives of Executive upon Executive's death and (b) any successor of the Company. Any such successor of the Company will be deemed substituted for the Company under the terms of this Agreement for all purposes. For this purpose, "successor" means any person, firm, corporation or other business entity which at any time, whether by purchase, merger or otherwise, directly or indirectly acquires all or substantially all of the assets or business of the Company. None of the rights of Executive to receive any form of compensation payable pursuant to

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this Agreement may be assigned or transferred except by will or the laws of descent and distribution. Any other attempted assignment, transfer, conveyance or other disposition of Executive's right to compensation or other benefits will be null and void.

     15.  Notices.  All notices, requests, demands and other communications
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called for hereunder shall be in writing and shall be deemed given (i) on the date of delivery if delivered personally, (ii) one (1) day after being sent by a well established commercial overnight service, or (iii) four (4) days after being mailed by registered or certified mail, return receipt requested, prepaid and addressed to the parties or their successors at the following addresses, or at such other addresses as the parties may later designate in writing:

          If to the Company:

          Cell Therapeutics, Inc.
          201 Elliot Avenue, West
          Suite 400
          Seattle, Washington 98819
          Attn: [Name]
          ----

          If to Executive:

          James A. Bianco, M.D.
          10453 Maplewood Place, S.W.
          Seattle, Washington 98146

          or, in the event Executive changes residences, at the last residential address known by the Company.

     16.  Severability.  In the event that any provision hereof becomes or is
          ------------
declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement will continue in full force and effect without said provision.

     17.  Arbitration.
          -----------

          (a) Executive agrees that any dispute or controversy arising out of, relating to, or in connection with this Agreement, or the interpretation, validity, construction, performance, breach, or termination thereof, shall be settled by binding arbitration to be held in King County, Washington in accordance with the National Rules for the Resolution of Employment Disputes then in effect of the American Arbitration Association (the "Rules"). The arbitrator may grant injunctions or other relief in such dispute or controversy. The decision of the arbitrator will be final, conclusive and binding on the parties to the arbitration. Judgment may be entered on the arbitrator's decision in any court having jurisdiction.

          (b) The arbitrator(s) will apply Washington law to the merits of any dispute or claim, without reference to rules of conflicts of law. The arbitration proceedings will be governed by federal arbitration law and by the Rules, without reference to state arbitration law. The Executive hereby consents to the personal jurisdiction of the state and federal courts located in Washington for

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any action or proceeding arising from or relating to this Agreement or relating to any arbitration in which the parties are participants.

          (c) EXECUTIVE HAS READ AND UNDERSTANDS THIS SECTION, WHICH DISCUSSES ARBITRATION. EXECUTIVE UNDERSTANDS THAT BY SIGNING THIS AGREEMENT, EXECUTIVE AGREES TO SUBMIT ANY CLAIMS ARISING OUT OF, RELATING TO, OR IN CONNECTION WITH THIS AGREEMENT, OR THE INTERPRETATION, VALIDITY, CONSTRUCTION, PERFORMANCE, BREACH OR TERMINATION THEREOF TO BINDING ARBITRATION, AND THAT THIS ARBITRATION CLAUSE CONSTITUTES A WAIVER OF EXECUTIVE'S RIGHT TO A JURY TRIAL AND RELATES TO THE RESOLUTION OF ALL DISPUTES RELATING TO ALL ASPECTS OF THE EMPLOYER/EMPLOYEE RELATIONSHIP, INCLUDING BUT NOT LIMITED TO, DISCRIMINATION CLAIMS.

     18.  Integration.  This Agreement, together with the Option Plan, Option
          -----------
Agreements and the Confidential Information Agreement represents the entire agreement and understanding between the parties as to the subject matter herein and supersedes all prior or contemporaneous agreements whether written or oral. No waiver, alteration, or modification of any of the provisions of this Agreement will be binding unless in writing and signed by duly authorized representatives of the parties hereto.

     19.  Tax Withholding.  All payments made pursuant to this Agreement will be
          ---------------
subject to withholding of applicable taxes.

     20.  Governing Law.  This Agreement will be governed by the laws of the
          -------------
State of Washington (with the exception of its conflict of laws provisions).

     21.  Acknowledgment.  Executive acknowledges that he has had the
          --------------
opportunity to discuss this matter with and obtain advice from his private attorney, has had sufficient time to, and has carefully read and fully understands all the provisions of this Agreement, and is knowingly and voluntarily entering into this Agreement.

  IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by their duly authorized officers, as of the day and year first above written.

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Cell Therapeutics, Inc.



By:   /s/ M. Link                      Date:   4 July 2000
    -------------------------                -------------------------

Title: CHAIRMAN OF THE BOARD
       ----------------------



James A. Bianco, M.D.



    /s/ James Bianco                   Date:   4, July 2000
-----------------------------                -------------------------
    James A. Bianco, M.D.

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